Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No.: 333-257806) of our report dated October 28, 2022 relating to the consolidated financial statements of Recon Technology, Ltd and subsidiaries as of June 30, 2021 and 2022 and for each of the years in the three-year period ended June 30, 2022, which is included in this annual report on Form 20-F.

/s/ Friedman LLP

New York, New York

October 28, 2022